NEWS RELEASE
CONTACT ERIC GRAAP

(540) 349-0212 or

egraap@fauquierbank.com

FAUQUIER BANKSHARES, INC. ANNOUNCES RECORD SECOND QUARTER AND YEAR-TO-DATE NET INCOME

•	Second Quarter Net Income increased 3.1% to $1.3 million.

•	14.65% Return on Average Equity; 1.13% Return on Average Assets for the first six months of 2006.

•	Loan portfolio growth of 17.1% over last 12 months.

WARRENTON, VA, July 24, 2006 – Fauquier Bankshares, Inc. (NASDAQ: FBSS), today reported record second quarter net income of $1,288,000 or $0.36 per diluted share for the period ended June 30, 2006. This represents an increase of 3.1% when compared with $1,249,000 or $0.35 per diluted share, for the same quarter in 2005. Return on average assets was 1.06% and return on average equity was 13.88% for the second quarter of 2006, compared with 1.12% and 15.12%, respectively, for the same period in 2005. The growth in net income was primarily due to a $166,000 or 13.1% increase in other income and a $62,000 increase in net interest income; mostly offset by a $215,000 or 5.2% increase in other operating expenses.

For the six months ended June 30, 2006, net income was $2,685,000, or $0.75 per diluted share, compared with $2,559,000, or $0.72 per diluted share for the first six months of 2005, an increase of 4.9%. Return on average assets was 1.13% and return on average equity was 14.65% for the first six months of 2006, compared with 1.16% and 15.77%, respectively, for the first six months of 2005. For the six month period, the growth in net income was primarily due to a $469,000 or 18.6% increase in other income and $246,000 or 2.6% increase in net interest income, partially offset by a $583,000 or 7.4% increase in total other expenses. The increase in other income for the six month period ended June 30, 2006 included $250,000 before taxes resulting from a gain on the cancellation of property usage rights.

Randy Ferrell, President and CEO of Fauquier Bankshares, Inc. and its primary subsidiary, The Fauquier Bank, commented, “We are very pleased to report record net income for the quarter and six months ended June 30, 2006 in the face of repeated increases in short-term interest rates and the flattening of the interest rate yield curve. We continue to generate high-performance returns on both assets and equity, and increase our fee income from wealth management and retail deposit business lines. ”

Net interest income increased $62,000 to $4.90 million for the quarter ended June 30, 2006 from $4.84 million for the quarter ended June 30, 2005. The increase in net interest income resulted from a 10.1% increase in total average earning assets from $410 million during the second quarter of 2005 to $451 million for the second quarter of 2006. This was partially offset by net interest margin decreasing to 4.34% for the June 2006 quarter compared with 4.72% for the June 2005 quarter. The efficiency ratio for the second quarter of 2006 was 67.5% compared with 66.6% for the second quarter of 2005. The efficiency ratio is computed by dividing non-interest expense by the sum of fully taxable equivalent net interest income and non-interest income, with the lower number being the more efficient.

Net loans and total deposits were $412.6 million and $403.3 million, respectively, at June 30, 2006, an increase of 17.1% and 4.8% since June 30, 2005, and 8.3% and 3.0% since December 31, 2005. Mr. Ferrell added, “We recently introduced a new line of “Free Checking” products on April 10, 2006, in order to better serve the growing population in our market. Each checking account is designed to meet the specific individual needs of our customers.  In addition, all of our new checking accounts offer free ATM access virtually anywhere in the United States and in most foreign countries, in which we reimburse our customers’ fees charged by other institutions up to 4 times a month.  We are the first bank in our community to offer such an innovative array of high-value products for our customers. ”

At June 30, 2006, Fauquier Bankshares’ Wealth Management Services division had approximately $295 million in assets under management, a growth of 10.6% from June 30, 2005. Mr. Ferrell commented, “We are well aware of the financial management needs of our growing market area, and are committed to be the primary provider of these value-added services which include estate planning, retirement planning, IRA and 529 savings and roll-overs as well as asset management and brokerage.”

Fauquier Bankshares and The Fauquier Bank had combined assets of $495.3 million and total shareholders’ equity of $37.1 million at June 30, 2006. Non-performing assets were $1,761,000 or 0.42% of total loans at June 30, 2006, compared with $243,000 or 0.07% of total loans one year earlier. Of the $1,761,000, approximately $970,000 has a 75% federal government guarantee from the Small Business Administration. Loan charge-offs, net of recoveries, totaled $42,000 and $46,000 for the second quarter of 2006 and 2005, respectively.

The Fauquier Bank, an independent, locally-owned, community bank, offers a full range of financial services, including internet banking, commercial, retail, insurance and wealth management services, through eight banking offices locations throughout Fauquier County and Manassas, Virginia. Additional information may be found by contacting us at www.fauquierbank.com or by calling: (800) 638-3798.

This press release may contain “forward-looking statements” as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates and the shape of the interest rate yield curve, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan and/or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, and accounting principles, policies and guidelines. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating our forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

Fauquier Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheets
	Unaudited	Audited
	June 30, 2006	December 31, 2005
Assets
Cash and due from banks	$16,288,056	$26,565,702
Interest-bearing deposits in other banks	556,535	680,013
Federal funds sold	9,000	493,000
Securities, at fair value	42,537,205	48,390,771
Loans, net of allowance for loan losses of $4,457,970 in 2006 and $4,288,931 in 2005	412,638,311	381,049,471
Bank premises and equipment, net	8,002,381	8,289,581
Accrued interest receivable	1,613,794	1,585,849
Other assets	13,632,813	14,191,023
Total assets	495,278,095	481,245,410

Liabilities
Deposits:
Noninterest-bearing	88,420,902	95,411,624
Interest-bearing	314,884,228	296,245,545

Total deposits	403,305,130	391,657,169
Federal funds purchased	17,000,000	5,000,000
Dividends payable	—	—
Federal Home Loan Bank advances	31,000,000	42,000,000
Company-obligated mandatorily redeemable capital securities	4,124,000	4,124,000
Other liabilities	2,777,157	2,885,096
Commitments and contingent liabilities	—	—

Total liabilities	458,206,287	445,666,265

Shareholders’ Equity
Common stock, par value, $3.13; authorized 8,000,000 shares; issued and outstanding, 2006, 3,475,085 shares; 2005, 3,441,129 shares	10,877,016	10,794,700
Retained earnings	27,031,130	25,440,838
Accumulated other comprehensive income (loss), net	(836,338)	(656,393)
Total shareholders’ equity	37,071,808	35,579,145

Total liabilities and shareholders’ equity	$495,278,095	$481,245,410

Fauquier Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
	(Unaudited)
For the Six Months Ended June 30, 2006 and 2005
	2006	2005
Interest Income
Interest and fees on loans	$13,328,784	$11,074,630
Interest and dividends on securities available for sale:
Taxable interest income	813,322	990,477
Interest income exempt from federal income taxes	26,252	26,136
Dividends	121,995	85,499
Interest on federal funds sold	17,405	37,496
Interest on deposits in other banks	11,278	2,830
Total interest income	14,319,036	12,217,068

Interest Expense
Interest on deposits	3,417,674	2,242,295
Interest on federal funds purchased	204,450	26,886
Interest on Federal Home Loan Bank advances	882,437	422,103
Distribution on capital securities of subsidiary trust	172,723	129,600
Total interest expense	4,677,284	2,820,884

Net interest income	9,641,752	9,396,184
Provision for loan losses	300,000	333,750

Net interest income after provision for loan losses	9,341,752	9,062,434

Other Income
Wealth management income	663,881	602,368
Service charges on deposit accounts	1,359,452	1,301,520
Other service charges, commissions and income	725,405	625,562
Gain on sale of property rights	250,000	—
Total other income	2,998,738	2,529,450

Other Expenses
Salaries and benefits	4,504,823	4,132,226
Net occupancy expense of premises	503,801	463,318
Furniture and equipment	679,506	637,128
Other operating expenses	2,732,368	2,687,654
Loss on sale of securities	82,564	—
Total other expenses	8,503,062	7,920,326

Income before income taxes	3,837,428	3,671,558

Income tax expense	1,152,004	1,112,139

Net Income	$2,685,424	$2,559,419

Earnings per Share, basic	$0.78	$0.74

Earnings per Share, assuming dilution	$0.75	$0.72

Dividends per Share	$0.365	$0.31

	Fauquier Bankshares, Inc. and Subsidiaries
	Consolidated Statements of Income
	(Unaudited)
	For the Three Months Ended June 30, 2006 and 2005
	2006	2005
Interest Income
Interest and fees on loans	$6,905,346	$5,744,799
Interest and dividends on securities available for sale:
Taxable interest income	395,485	483,732
Interest income exempt from federal income taxes	13,129	13,054
Dividends	74,847	58,768
Interest on federal funds sold	2,763	30,345
Interest on deposits in other banks	6,303	1,309
Total interest income	7,397,873	6,332,007

Interest Expense
Interest on deposits	1,846,576	1,202,909
Interest on federal funds purchased	166,650	1,456
Interest on Federal Home Loan Bank advances	394,625	218,565
Distribution on capital securities of subsidiary trust	87,018	67,812
Total interest expense	2,494,869	1,490,742

Net interest income	4,903,004	4,841,265
Provision for loan losses	180,000	208,750

Net interest income after provision for loan losses	4,723,004	4,632,515

Other Income
Wealth management income	336,334	284,667
Service charges on deposit accounts	723,513	660,395
Other service charges, commissions and income	373,063	321,976
Gain on sale of property rights	—	—
Total other income	1,432,910	1,267,038

Other Expenses
Salaries and benefits	2,321,056	2,074,304
Net occupancy expense of premises	262,648	230,248
Furniture and equipment	347,787	319,841
Other operating expenses	1,383,916	1,476,442
Loss on sale of securities	—	—
Total other expenses	4,315,407	4,100,835

Income before income taxes	1,840,507	1,798,718

Income tax expense	552,695	549,567

Net Income	$1,287,812	$1,249,151

Earnings per Share, basic	$0.37	$0.36

Earnings per Share, assuming dilution	$0.36	$0.35

Dividends per Share	$0.19	$0.16

	Fauquier Bankshares, Inc.
	Selected Financial Data
			For the six months ended June
	For the three months ended June 30,		30,
	2006	2005	2006	2005
DOLLAR PER SHARE DATA:

Net income per share, basic	$0.37	$0.36	$0.78	$0.74
Net income per share, diluted	$0.36	$0.35	$0.75	$0.72
Book value at period end	$10.67	$9.77	$10.67	$9.77
PERFORMANCE RATIOS:

Net interest margin (1)	4.34%	4.72%	4.35%	4.63%
Return on average assets	1.06%	1.12%	1.13%	1.16%
Return on average equity	13.88%	15.12%	14.65%	15.77%
Efficiency ratio (2)	67.49%	66.58%	66.66%	65.85%
ASSET QUALITY RATIOS:

Allowance for loan losses to period
end loans, net	1.08%	1.20%	1.08%	1.20%
Non-performing assets to period end loans
and other real estate owned	0.42%	0.07%	0.42%	0.07%
Net charge-offs to average loans	0.02%	0.03%	0.02%	0.03%
CAPITAL RATIOS:

Leverage	8.60%	8.51%	8.60%	8.51%
Risk Based Capital Ratios:
Tier 1 capital	10.80%	11.05%	10.80%	11.05%
Total capital	11.95%	12.30%	11.95%	12.30%
(1) Net interest margin is calculated as fully taxable equivalent net interest income divided by average earning assets and represents the Corporation’s net yield on its earning assets.
(2) Efficiency ratio is computed by dividing non-interest expense by the sum of fully taxable equivalent net interest income and non-interest income.